Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to

Section 906 of the Sarbanes-oxley act of 2002

I, Scott Beck, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Gloo Holdings, Inc. for the fiscal year ended January 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Gloo Holdings, Inc.

Date: April 15, 2026

By: /s/ Scott Beck

Name: Scott Beck

Title: President and Chief Executive Officer

(Principal Executive Officer)

I, Paul Seamon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Gloo Holdings, Inc. for the fiscal year ended January 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Gloo Holdings, Inc.

Date: April 15, 2026

By: /s/ Paul Seamon

Name: Paul Seamon

Title: Chief Financial Officer

(Principal Financial Officer)